Exhibit 99.5

founders shares allocation AGREEMENT

This Founders Shares Allocation Agreement (the “Agreement”) is made as of this ___ day of March, 2015 by and among the persons set forth on the signature pages hereto (each a “Sponsor” and together the “Sponsors”).

RECITALS

WHEREAS, each of R. Bruce Cameron, Broad Hollow Investors, LLC, Burke Family Trust, Healey Associates LLC, Healey Family Foundation, Parsifal Partners B, LP, Joseph C. Canavan, Panmar Capital llc, Robert H. Zerbst, Randall S. Yanker, NAR Special Global LLC, Thomas Maheras, Daniel T. Smythe, Ramnarain Jaigobind, Jeffrey J. Hodgman, Paul D. Schaeffer & Jacqueline K. Schaeffer TR U/A DTD 03/01/04 FBO Schaeffer Living Trust, Dickinson Investments LLC, SC-NGU LLC, Sally H. Foote, R. Bradley Forth, Seymour A. Newman, Drew R. Murphy, Sean C. McCarthy, Bulldog Investors and White Sand Investor Group, LP (collectively, the “Original Sponsors”) owns shares of Class A common stock, par value $0.0001 (“Class A Common Stock”), of HF2 Financial Management Inc. (the “Company”) that were purchased from the Company or from one of the other Original Sponsors for a price of $0.005875 per share (such shares, the “Founders Shares”);

WHEREAS, the number of Founders Shares held by each of the Original Sponsors on the date hereof is set forth on Exhibit A to this Agreement under the column heading “Current”;

WHEREAS, the Company has entered into that certain Investment Agreement, dated as of September 16, 2014, as amended by First Amendment to Investment Agreement, dated as of October 31, 2014, and Second Amendment to Investment Agreement, dated as of March [__], 2015 (as amended, the “Investment Agreement”), by and among the Company, ZAIS Group Parent, LLC, a Delaware limited liability company (“ZGP”), and the members of ZGP, pursuant to which the Company will acquire a majority of the Class A Units of ZGP (the “Business Combination”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Sponsors wish to allocate the Founders Shares amongst themselves, and make such transfers of Founders Shares as are necessary to effectuate such allocation, such that the number of Founders Shares held by each Sponsor immediately following the closing of the Business Combination will be as set forth on Exhibit A under the column heading “Total at Closing.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto hereby agree as follows:

ARTICLE I

transaction

Section 1.01. Allocation and Transfer of Founders Shares. On the terms and subject to the conditions of this Agreement:

(a) the Sponsors agree that the Founders Shares shall be allocated amongst the Sponsors such that the number of Founders Shares held by each Sponsor immediately following the closing of the Business Combination will be as set forth on Exhibit A under the column heading “Total at Closing” (the “Post-Closing Allocation”); provided, however, that as indicated on Exhibit A in the column “Allocation to Qualified Shares” the number of Founders Shares allocated to any Sponsor in connection with purchases of Qualified Shares (as defined below) by such Sponsor (each a “Purchaser”) shall be a pro rata portion (based on the number of Qualified Shares purchased by such Purchaser as compared to the aggregate amount of Qualified Shares purchased by all Purchasers) of 3,898,750 Founders Shares;

(b) at or prior to the Closing, each of the Sponsors shall purchase or sell Founders Shares, at a price of $0.005875 per share, as are necessary to effectuate the Post-Closing Allocation, and shall execute such documents and instruments as may be necessary to carry out such purchases and sales.

Section 1.02. Closing.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place immediately following the consummation of the Business Combination at the offices of Morgan, Lewis & Bockius LLP, 399 Park Avenue, New York, New York 10022.

(b) The respective obligations of each of the Sponsors to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(i) dQuant Special Opportunities Fund, LP, a Delaware limited partnership shall have purchased at least 5,700,000 Qualified Shares; and

(ii) On the day preceding the date on which the Business Combination is to be consummated, each of the Purchasers shall provide to R. Bruce Cameron (the “Representative”) a trade confirmation or brokerage statement from the relevant brokerage firm evidencing the Purchaser’s ownership of Qualified Shares.

(iii) The term “Qualified Shares” means shares of Class A Common Stock purchased in the open market or in privately negotiated transactions with stockholders of the Company other than the Sponsors that (1) were purchased from sellers sourced by EarlyBird Capital, Inc., Sandler O’Neill & Partners, L.P., CRT Capital Group LLC or Sidoti & Company LLC, (2) continue to be owned by the Purchaser as of the consummation of the Business Combination, (3) to the extent the Purchaser receives a proxy to vote such shares, are voted in favor of the Business Combination and (4) are not subject of any notice of redemption that remains outstanding.

(c) To effectuate the Post-Closing Allocation, at the Closing: (i) the Representative shall cause Continental Stock & Transfer Trust Company (“Continental”), the Company’s transfer agent, to transfer the Founders Shares through the issuance of new stock certificates bearing appropriate legends for the Founders Shares issued in the name of each of the Sponsors and (ii) each of the Sponsors shall, to the extent its allocation of Founders Shares after the closing of the Business Combination exceeds the number of Founders Shares it owns on the date hereof (such excess the “Increased Shares”), deliver to the Representative a check made payable to Broad Hollow Investors LLC in an amount equal to the product of (1) the number of Increased Shares and (y) $0.005875. The Representative shall subsequently distribute to each Sponsor whose allocation of Founders Shares after the closing of the Business Combination is less than the number of Founders Shares it owns on the date hereof, $0.005875 for each Founders Share comprising such shortfall.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01. Sponsor Representations and Warranties. Each of the Sponsors hereby represents and warrants to each of the other Sponsors as of the date hereof and as of the Closing:

(a) If an individual, such Sponsor has the legal capacity to enter into this Agreement.

(b) If a person other than an individual, the Sponsor has the power and authority to enter into this Agreement.

(c) This Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding agreement of such Sponsor, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity.

(d) If such Sponsor is an Original Sponsor, such Sponsor is the lawful record owner of the Founders Shares owned by it as set forth on Exhibit A under the column “Current,” free and clear of all liens, encumbrances, restrictions and claims of every kind (other than pursuant to the Escrow Agreement, dated as of March 21, 2013, by and among the Company, Continental Stock Transfer & Trust Company and the Original Sponsors (the “Escrow Agreement”) and applicable securities laws).

ARTICLE III

RESTRICTIONS ON THE PURCHASED SHARES

Section 3.01. Restrictions on Transfer. Each Sponsor acknowledges that the Purchased Shares are “Founders’ Shares” and, therefore, are being held in escrow by Continental and are subject to restrictions on transfer set forth in the Escrow Agreement. Each Sponsor also acknowledges that any Founders Shares held by it after consummation of the transactions contemplated by this Agreement will be held in escrow by Continental and will be subject to the same restrictions on transfer as set forth in the Escrow Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Power of Attorney. Each of the Original Sponsors hereby irrevocably appoints and constitutes the Representative as the Original Sponsor’s sole and exclusive attorney-in-fact, with full power of substitution and resubstitution, with respect to the Founders Shares held by such Sponsor for the purposes of the allocation and transfer of Founders Shares in accordance with, and subject to, the terms and conditions of this Agreement, as fully, to the same extent and with the same effect as such Original Sponsor. Except as set forth in the immediately preceding sentence, the Representative shall not have the power or authority to sell, assign or otherwise transfer the Founders Shares of any Original Sponsor. Each of the Original Sponsors hereby ratifies and confirms all that any of the Representative or his nominee or nominees shall do or cause to be done by virtue hereof. The obligations of each of the Original Sponsors under this power of attorney shall be binding upon such Sponsor’s heirs, personal representatives, successors and assigns. THIS POWER OF ATTORNEY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST. This Agreement and the power of attorney included in this Section 4.01 supersedes that certain Agreement, dated as of February 2, 2015, made and entered into by the Representative and certain of the Sponsors (the “Prior Agreement”), and the Prior Agreement is hereby terminated.

Section 4.02. Notices. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) three (3) business days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (iii) one (1) business day after having been dispatched by a nationally recognized overnight courier service, in each case addressed to the parties or their permitted assigns at the address set forth on the signature page hereto.

Section 4.03. Expenses. Each Sponsor agrees to pay the expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, including without limitation, fees and expenses of counsel to each party.

Section 4.04. Further Assurances. Each Sponsor shall, from time to time after the Closing at the request of another Sponsor, without further consideration, execute and deliver, or cause to be executed and delivered, further instruments of transfer and assignment and other documents and take such other action as such Sponsor may reasonably request to more effectively transfer and assign to, and vest in such requesting Sponsor the Founders Shares allocated to it under this Agreement, and all rights thereto, and to otherwise fully implement the provisions of this Agreement.

Section 4.05. Survival. All warranties, representations, and covenants made herein or in any other instrument delivered by the Sponsors hereto or on their behalf under this Agreement shall be considered to have been relied upon and shall survive the Closing of the transactions contemplated by this Agreement, regardless of any investigation made by any Sponsors or on its behalf.

Section 4.06. Amendments, Modifications and Waivers. Any covenant, agreement, provision or condition of this Agreement may be amended or modified, or compliance therewith may be waived (either generally or in any particular instance and either retroactively or prospectively), by (and only by) an instrument in writing signed by each of the Sponsors.

Section 4.07. Successors and Assigns. This Agreement shall be so binding upon and shall inure to the benefit of the Sponsors and their respective heirs, personal representatives, successors and assigns. No Sponsor may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Sponsors.

Section 4.08. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereto eliminated and it is hereby declared the intention of the Sponsors that they would have executed the remaining portion of this Agreement without included therein any such part or parts which may, for any reason, be hereafter declared invalid.

Section 4.09. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.10. Entire Agreement. This Agreement shall be effective upon its execution by all of the persons listed on the signature pages hereto. This Agreement constitutes the entire agreement and understanding among the Sponsors with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof Without limiting the generality of this Section 4.10 and notwithstanding anything in this Agreement to the contrary, no Sponsor is making any representation or warranty whatsoever, oral or written, express or implied, in connection with the transactions contemplated by this Agreement other than those set forth in Article II of this Agreement and no Sponsor is relying on any statement, representation or warranty, oral or written, express or implied, made by any other Sponsor except for the representations and warranties set forth in Article II of this Agreement.

Section 4.11. Governing Law. This Agreement and the rights of the Sponsors hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws. Each of the Sponsors hereby consents to personal jurisdiction, service of process and venue in the federal or state courts sitting in New York City, New York for any claim, suit or proceeding arising under this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. To the extent permitted by law, each of the Sponsors hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such Sponsor at the address specified in Section 4.02 hereof. The Sponsors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions.

Section 4.12. Specific Performance. The rights and remedies of the Sponsors shall be cumulative. The transactions contemplated by this Agreement are unique transactions and any failure on the part of any Sponsor to complete the transactions contemplated by this Agreement on the terms of this Agreement will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement would cause the other Sponsors irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to the Sponsors for a breach or threatened breach of this Agreement, the Sponsors shall be entitled to seek specific performance of this Agreement and seek an injunction restraining any such party from such breach or threatened breach.

Section 4.13. Counterparts. This Agreement may be executed in any number of counterparts, and may be delivered by facsimile or pdf, each of which shall be considered an original, but all of which taken together shall constitute one instrument.

Section 4.14. Interpretation. No provisions of this Agreement shall be construed against or interpreted to the disadvantage of any Sponsor by any court or other governmental or judicial authority by reason of such Sponsor having or being deemed to have drafted or dictated such provision.

[Remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

dQuant Special Opportunities Fund LP

By:
Name:
Title:

Address:

Christian Zugel

Address:

Laureen Lim

Address:

Zugel Family Trust
By: Fiduciary Trust International of Delaware, as Trustee

By:
Name:	Dorothy K. Scarlett
Title:	President

Mark Mahoney, as Trustee

Address:

Family Trust u/a Christian M. Zugel 2005 GRAT
By: Fiduciary Trust International of Delaware, as Trustee

By:
Name:	Dorothy K. Scarlett
Title:	President

Mark Mahoney, as Trustee

Address:

R. Bruce Cameron

Address:

Broad Hollow Investors, LLC

By:
Name:
Title:

Address:

Burke Family Trust

By:
Name:
Title:

Address:

Healey Associates LLC

By:
Name:
Title:

Address:

Healey Family Foundation

By:
Name:
Title:

Address:

Parsifal Partners B, LP

By:
Name:
Title:

Address:

Joseph C. Canavan

Address:

Panmar Capital llc

By:
Name:
Title:

Address:

Robert H. Zerbst

Address:

Randall S. Yanker

Address:

NAR Special Global LLC

By:
Name:
Title:

Thomas Maheras

Address:

Daniel T. Smythe

Address:

Ramnarain Jaigobind

Address:

Jeffrey J. Hodgman

Address:

Paul D. Schaeffer & Jacqueline K. Schaeffer TR U/A DTD 03/01/04 FBO Schaeffer Living Trust

By:
Name:
Title:

Address:

Dickinson Investments LLC

By:
Name:
Title:

Address:

SC-NGU LLC

By:
Name:
Title:

Address:

Randall S. Yanker

Address:

Sally H. Foote

Address:

R. Bradley Forth

Address:

Seymour A. Newman

Address:

Drew R. Murphy

Address:

Sean C. McCarthy

Address:

White Sand Investor Group, LP

By:
Name:
Title:

Address:

Bulldog Investors

By:
Name:
Title:

Address: